UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 19, 2020

Crown Crafts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRWS	Nasdaq Capital Market

Item 1.01.	Entry into a Material Definitive Agreement.

(a)	Paycheck Protection Program Loan

On April 19, 2020, Crown Crafts, Inc. (the “Company”) executed a Note (the “Note”) made in connection with a loan (the “Loan”) made pursuant to the U.S. Small Business Administration Paycheck Protection Program under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The Note was entered into with CIT Bank, N.A. (the “Lender”) for the principal amount of $1,963,800 and will accrue interest at 1.0% per year.

The Note will mature on April 20, 2022, at which time all remaining outstanding principal and accrued interest amounts under the Note will become due and payable. No payments of principal or interest will be due under the Note until October 20, 2020, although interest will continue to accrue during the deferment period. Beginning November 1, 2020, the Company will be required to pay monthly installments of principal and interest in the amount necessary to fully amortize the Loan through the maturity date. The Note may be prepaid at any time prior to maturity without penalty.

As authorized by the provisions of the CARES Act, the Company may apply to the Lender for forgiveness of all or a portion of the Loan in an amount equal to the sum of certain allowable costs incurred by the Company during the 8-week period beginning on April 20, 2020. Such forgiveness will be determined, subject to limitations, based on the use of Loan proceeds for payroll costs, mortgage interest, rent or utility costs. No assurance is provided that the Company will obtain forgiveness of the Loan in whole or in part.

The Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the Note. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, and/or filing suit and obtaining judgment against the Company.

Additionally, the Note is subject to the terms and conditions applicable to loans administered by the U.S. Small Business Administration under the CARES Act.

(b)	Conditional Consent to Paycheck Protection Program Loan

On April 19, 2020, the Company, together with its wholly-owned subsidiaries Sassy Baby, Inc., NoJo Baby & Kids, Inc. and Carousel Designs, LLC (the “Companies”), entered into a Conditional Consent to Paycheck Protection Program Loan (the “Consent”) with The CIT Group/Commercial Services, Inc. (“CIT”). Absent the Consent, the execution of the Note by the Company would have given rise to an event of default under that certain Financing Agreement, dated July 11, 2006 (as amended or otherwise modified from time to time, the “Financing Agreement”), entered into by and between the Companies and CIT. Subject to the terms and conditions set forth in the Consent, CIT provided its consent to the incurrence of the Loan.

The descriptions contained herein of the Note, the Consent and the Financing Agreement are qualified in their entirety by reference to the terms of such documents, which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the Note, the Consent and the Financing Agreement is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Note dated as of April 19, 2020 made by the Company in favor of CIT Bank, N.A. (2)
99.2	Conditional Consent to Paycheck Protection Program Loan dated as of April 19, 2020 by and between the Companies and CIT. (2)
99.3	Financing Agreement dated as of July 11, 2006 by and among the Company, Churchill Weavers, Inc., Hamco, Inc., Crown Crafts Infant Products, Inc. and The CIT Group/Commercial Services, Inc. (1)

(1)	Incorporated herein by reference to Registrant’s Current Report on Form 8-K dated July 17, 2006.
(2)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: April 23, 2020	/s/ Olivia W. Elliott
Olivia W. Elliott
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Note dated as of April 19, 2020 made by the Company in favor of CIT Bank, N.A. (2)

99.2	Conditional Consent to Paycheck Protection Program Loan dated as of April 19, 2020 by and between the Companies and CIT. (2)

99.3	Financing Agreement dated as of July 11, 2006 by and among the Company, Churchill Weavers, Inc., Hamco, Inc., Crown Crafts Infant Products, Inc. and The CIT Group/Commercial Services, Inc. (1)

(1)	Incorporated herein by reference to Registrant’s Current Report on Form 8-K dated July 17, 2006.
(2)	Filed herewith.